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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 30, 2003


                             ON-SITE SOURCING, INC.
               (Exact name of registrant as specified in charter)



          Delaware                       0-20947                 54-1648470
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)



                             832 North Henry Street
                           Alexandria, Virginia 22314
              (Address of Principal Executive Offices and Zip Code)


                                 (703) 276-1123
              (Registrant's telephone Number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)




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ITEM 2. Acquisition or Disposition of Assets

     This Form 8-K/A provides supplementary information regarding the sale lease-back of On-Site Sourcing Inc.'s Alexandria, Virginia facilities previously disclosed in a Current Report on Form 8-K filed on January 14, 2004.

     The Company and an unaffiliated buyer, Braddock Metro Car LLC, entered into a Sale Lease-Back Agreement (the "Agreement") under which the buyer paid a total of $9.9 million for the Company's facilities located at 832 Henry Street in Alexandria , Virginia. The consideration included the assumption of mortgages on the property and related costs totaling $6.0 million and $3.9 million of cash. The 70,000 square foot facilities serve as the Company's principal offices. In connection with the Agreement, the Company leased the facilities for a term of 26 months. The terms of the Agreement were the result of arms-length negotiations.

     Management of the Company believes that the transaction meets the criteria to qualify for sale-leaseback accounting under FAS 98, Accounting for Leases, and assuming the transaction closed on January 1, 2003, then on a pro forma (unaudited) basis the pretax income statement effect, excluding any one time gain that may result from the sale, for the fiscal year ended December 31, 2003, would be an increase of approximately $328,823. The pro forma adjustment would consist of the following: Depreciation expense and interest expense would decrease by $134,985 and $593,838, respectively, reflecting disposition of the property, and repayment of the associated debt on the property, and payment of the Company's Line of Credit as of January 1, 2003. Rent expense would increase by $400,000, reflecting the leasing of the facilities for the full fiscal year. The pro forma (unaudited) adjustments to the Company's September 30, 2003 (unaudited) balance sheet would include the following: Cash would increase by approximately $1,700,000, property and equipment would decrease by $8,297,323, liabilities totaling $8,203,509, covering the mortgage payable, line of credit, and interest rate swap liability, would be eliminated. There would also be adjustments to deferred tax asset items which have not been quantified. If the transaction did not meet the criteria to qualify for sale-leaseback treatment, then the pro forma adjustments would differ.

     As previously disclosed, the Company has entered into a merger agreement with Docuforce LLC, pursuant to which it will be sold and will cease to be a public reporting company. That transaction is expected to close before the end of the first quarter of 2004. Accordingly, the Company does not expect to undertake any further review of the accounting treatment for this sale lease-back transaction prior to the closing of the merger and termination of its status as a public reporting company.

     The text of the Agreement is attached as Exhibit 99.1.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits


Exhibit No.       Description
__________        ___________

99.1              Sale Lease-Back Agreement dated December 30, 2003



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ON-SITE SOURCING, INC.

                                By: /s/ Jason Parikh
                                    ____________________________________________
                                    Name:  Jason Parikh
                                    Title: Chief Financial Officer and Secretary

Dated:   January 30, 2004



                                  Exhibit Index

Exhibit No.       Description
___________       ___________

  99.1            Sale Lease-Back Agreement dated December 30, 2003